UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
Patriot Coal Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12312 Olive Boulevard, Suite 400	63141
St. Louis, Missouri	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 275-3600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     Patriot Coal Corporation (the “Company”) held its annual meeting of stockholders on May 12, 2011 (the “Annual Meeting”). The stockholders of the Company voted on the following items at the Annual Meeting: 1) Election of Directors; 2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending 2011; 3) Advisory vote on executive compensation; and 4) Advisory vote on the frequency of future advisory votes on executive compensation.
     The following are the voting results on each matter submitted to the Company’s stockholders at the Annual Meeting.

			Broker
	For	Withheld	Non-Votes
1. The election, for three-year terms, of all persons nominated for directors, as set forth in the Company’s Proxy Statement, was approved by the following votes:

J. Joe Adorjan	57,781,602	965,910	18,441,882

Janiece M. Longoria	58,392,279	355,233	18,441,882

Michael M. Scharf	56,087,245	2,660,267	18,441,882

				Broker
	For	Against	Abstentions	Non-Votes
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year, as set forth in the Company’s Proxy Statement, was approved by the following vote:	76,593,260	397,170	198,964

3. Proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers, as set forth in the Company’s Proxy Statement, was approved by the following vote:	55,911,028	2,394,650	442,590	18,441,126

					Broker
	One Year	Two Years	Three Years	Abstentions	Non-Votes
4. Proposal for every year as the frequency with which stockholders will be provided an advisory vote on executive compensation, on an advisory basis, as set forth in the Company’s Proxy Statement, was approved by the following vote:	49,979,336	1,272,133	7,385,632	110,411	18,441,882

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2011

PATRIOT COAL CORPORATION
By:	/s/ Mark N. Schroeder
Mark N. Schroeder
Senior Vice President & Chief Financial Officer